UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – May 10, 2011
(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 South State Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 10, 2012. At the meeting, shareholders voted on the election of the directors and on two proposals:

Voting results on the election of directors to hold office until the annual meeting in 2013 were as follows:

Name	Votes For	Votes Withheld	Abstain	Broker Non-Vote
Teresa Beck	133,566,588	3,442,672	137,529	16,327,483
R. D. Cash	134,395,847	2,594,593	156,319	16,327,483
Laurence M. Downes	134,534,968	2,006,856	604,935	16,327,483
Ronald W. Jibson	135,530,446	1,472,010	144,303	16,327,483
Gary G. Michael	133,500,397	3,349,374	296,988	16,327,483
Keith O. Rattie	134,565,647	2,326,317	254,795	16,327,483
Harris H. Simmons	133,778,471	3,173,021	195,267	16,327,483
Bruce A. Williamson	135,120,832	1,743,963	281,964	16,327,483

Voting results on a proposal to ratify the selection of Ernst & Young as the Company's independent auditor were as follows:

Votes For	Votes Against	Abstentions
152,485,619	758,987	229,636

Voting results on a proposal to approve, on an advisory basis, the named executive officer compensation were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
132,491,680	2,713,435	1,941,644	16,327,483

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION
(Registrant)

May 15, 2012	/s/Thomas C. Jepperson
Thomas C. Jepperson Executive Vice President, General Counsel and Corporate Secretary